UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2017

Graco Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-9249	41-0285640
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88-11th Avenue Northeast Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 623-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule-425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On April 28, 2017, Graco Inc. (the "Company") held its Annual Meeting of Shareholders (the “Annual Meeting”) in Minneapolis, Minnesota. Set forth below are the final voting results on each matter submitted to a vote of security holders at the Annual Meeting. Each proposal is described in detail in the Company’s Proxy Statement for 2017 Annual Meeting, filed with the Securities and Exchange Commission on March 15, 2017 (the “2017 Proxy Statement”).

Proposal 1

The following directors were elected to serve for three-year terms:

Name	For	Against	Abstain	Broker Non-Votes
Patrick J. McHale	45,549,753	427,552	12,263	4,887,031
Lee R. Mitau	43,925,105	2,044,894	19,569	4,887,031
Martha A. Morfitt	43,715,653	2,258,140	15,775	4,887,031

Proposal 2

The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2017 was ratified:

For	Against	Abstain
49,964,595	890,793	21,211

Proposal 3

Shareholders approved, on an advisory basis, the compensation paid to our Named Executive Officers as disclosed in the 2017 Proxy Statement:

For	Against	Abstain	Broker Non-Votes
42,684,421	1,975,030	1,330,117	4,887,031

Proposal 4

Shareholders approved, on an advisory basis, an annual advisory vote on executive compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
41,603,935	318,464	4,020,699	46,470	4,887,031

Proposal 5

Shareholders approved the Graco Inc. Incentive Bonus Plan:

For	Against	Abstain	Broker Non-Votes
44,656,224	1,240,377	92,967	4,887,031

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRACO INC.

Date: May 1, 2017_______________    By:    /s/ Karen Park Gallivan_________
Karen Park Gallivan
Its: Vice President, General Counsel and Secretary